EXHIBIT 10.2

PROMISSORY NOTE

$99,996.00	Effective Date: 7/30/2024

FOR VALUE RECEIVED, the undersigned, GenFlat Holdings, Inc, (hereinafter referred to as “Maker”), promises to pay to Ledger Cove, LLC, a Utah Limited Liability Company, (hereinafter collectively referred to as “Lender”) the principal sum of NINETY-NINE THOUSAND NINE HUNDRED AND NINETY-SIX DOLLARS ($99,996.00), U.S., together with interest as provided in this Secured Promissory Note (hereinafter referred to as “Note”).

1. Security. None.

2. Interest. Interest shall accrue on any unpaid balance of this Note at rate of 2.5% per annum. Interest shall be calculated on the basis of a year of 365 days and actual days elapsed. Maker and Lender may, from time to time, by mutual agreement, adjust the interest rate down to reflect interest rate fluctuations and market conditions.

3. Payment; term. The Balance of this Note shall be due on December 31, 2025.

Each payment under this Note shall be applied first to accrued interest, if any, and the balance, if any, shall be applied upon the principal.

4. Prepayment. Maker shall have the right to prepay all or a portion of the outstanding principal owing on this Note at any time, and from time to time, prior to maturity, without notice.

5. Events of Default. The occurrence and continuance of any of the following shall constitute an event of Default under this Note (hereinafter referred to individually as an “Event of Default”):

(a)	the failure of the Maker to pay any sums herein specified when due;

(b)

if Maker shall: (1) apply for, or consent in writing to the appointment of, a receiver or trustee of all or substantially all of Maker’s assets; or (2) file a voluntary petition in bankruptcy or admit in writing an inability to pay its debts as they become due; or (3) make a general assignment for the benefit of creditors; or (4) make and file a petition or an answer seeking a reorganization or an assignment with creditors or take advantage of any insolvency law; or (5) file an answer admitting the material allegations of a petition filed in bankruptcy, reorganization or insolvency proceedings; or (6) become insolvent.

1

6. Notice of Default. Upon occurrence of an Event of Default, Lender must give written notice to Maker of such Event of Default before exercising any remedy available to Lender, and allow fifteen calendar (15) days after such notice is given, within which to cure the default.

7. Remedies. Upon occurrence and continuance of an uncured Event of Default, Lender shall have the following alternative, non-exclusive remedies, and or all of which may be exercised by Lender:

(a)

Lender, at Lender’s election, may declare the entire unpaid balance of this Note, together with all accrued and unpaid interest thereon, immediately due and payable and interest shall thereafter accrue at eighteen percent (18%) per annum;

(b)

Lender may exercise any or all remedies under Utah law. Including the power of sale provisions and foreclosure proceedings, Make shall pay all costs incurred, including reasonable attorney’s fees and costs; and

(c)	Lender may sue to collect all amounts owing under this Note.

8. Attorney’s Fees. In the event of default in any of the covenant contained herein, the defaulting party shall pay all costs and expenses, including reasonable attorney’s fees, which may arise or accrue from enforcing this Note, or in pursuing any remedy provided hereunder or by law, whether such remedy is pursued by filing suit or otherwise and whether such costs and expenses are incurred with or without suit or before or after judgment.

9. No Waiver. The failure of Lender to exercise any right or remedy provided in this Note upon the occurrence and continuance of an Event of Default shall not be taken or construed to be a waiver of any such right or remedy upon the happening of any subsequent Event or Default.

10. Governing Law and Forum Selection. This Note shall be construed in accordance with the laws of the State of Utah. Any legal action to enforce or construe this Note shall be brought and prosecuted in the Third Judicial District Court of Salt Lake County, Utah.

2

11. Notices. All notices and communications under this Note shall be in writing and shall be deemed given when delivered or, if mailed, then on the fifth day following the day on which such notice is deposited in the U.S. Mail, postage prepaid, and sent certified mil, return receipt requested, addressed as followed:

If to Lender, to:	Brett Lovell Ledger Cove, LLC PO Box 95410 South Jordan, UT 84095

If to Maker, to:	Drew Hall GenFlat Holdings, Inc. 1983 North Berra Blvd. Tooele, UT 84074

Maker ands Lender may, by notice given hereunder, designate another address to which subsequent notices or other communications directed to them may be sent.

13. Integration and Amendment. This Note represents the full and final agreement between the parties and supercedes any and all prior or contemporaneous representations. This Note may only be amended or altered through writing executed by the parties.

14. Binding on Successors. This Note shall bind Maker and its successors in interest.

IN WITNESS WHEREOF, This Note has been duly executed to be effective as of the Effective Date above written.

DATED: July 30, 2024

GenFlat Holdings, Inc.

By	/s/ Drew Hall
Drew Hall
CEO

3